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                                                                    EXHIBIT 10.3

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement"), dated as of March 31, 1999, is by and between Satilla Financial Services, Inc., a Georgia corporation (the "Company"), and The Bankers Bank, Atlanta, Georgia (the "Escrow Agent").

                                   WITNESSETH:

         WHEREAS, the Company proposes to publicly offer and sell (the "Offering") a minimum of 450,000 shares (the "Minimum Offering") and a maximum of 550,000 shares (the "Maximum Offering") of its common stock, par value $.01 per share (the "Shares"), at a price of $10.00 per Share in cash;

         WHEREAS, the Offering will be made pursuant to a Prospectus dated __________, 1999 (the "Prospectus") and a related Subscription Agreement, (the "Subscription Agreement"), each of which will be distributed to prospective investors and a form of each of which has been delivered to the Escrow Agent;

         WHEREAS, the Company desires to establish an escrow account (the "Escrow Account") to hold and invest subscription funds ("Subscription Funds") that are delivered by subscribers in the Offering ("Subscribers") pending satisfaction of the conditions to the Minimum Offering, and the Escrow Agent is willing to serve as escrow agent upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1.       DEPOSIT WITH ESCROW AGENT.

         (a) The Escrow Agent understands that, pursuant to the instructions contained in the Prospectus and the Subscription Agreement, Subscribers in the Offering shall deliver to the Company a completed Subscription Agreement together with Subscription Funds for the Shares subscribed. The Company will accept only those subscriptions that satisfy the following conditions:

         (i)      the Subscription Agreement is properly completed and signed;

         (ii) the Subscription Agreement is for the purchase of at least 200 Shares;

         (iii) the Subscription Agreement is accompanied by Subscription Funds in an amount sufficient to pay for all subscribed Shares; and

         (iv) the Subscription Funds are paid by check, money order or other bona fide payment instrument to "The Bankers Bank, Satilla Escrow Agent."


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                  If any of the foregoing conditions is not satisfied, the
Company will promptly return the Subscription Agreement and the Subscription Funds to the Subscriber, showing the defects and requesting correction and return of a properly completed Subscription Agreement and related payments, and the Escrow Agent shall have no obligations with respect to such rejected subscriptions.

                  (b) With respect to all subscriptions that satisfy the conditions set forth in Section 1(a), the Company will promptly forward to the Escrow Agent: (i) a copy of the Subscription Agreement, which sets forth, among other things, the Subscriber's name and address, certified tax identification number, and the number of Shares subscribed, and (ii) the Subscription Funds payable to the Escrow Agent for the number of Shares subscribed.

                  (c) The Escrow Agent agrees that it will from time to time accept, in its capacity as escrow agent, Subscription Funds for the Shares, which have been forwarded to the Escrow Agent by the Company, and which, upon collection, the Escrow Agent will invest in accordance with Section 2 hereof. The Escrow Agent agrees that it will not accept any Subscription Agreements or Subscription Funds sent from Subscribers directly to the Escrow Agent, and that, in the event the Escrow Agent does receive Subscription Agreements or Subscription Funds directly from Subscribers, the Escrow Agent shall promptly forward them to the Company.

                  (d) All checks shall be made payable to the Escrow Agent. If any check does not clear normal banking channels in due course, the Escrow Agent will promptly notify the Company. Any check which does not clear normal banking channels and is returned by the drawer's bank to the Escrow Agent will be promptly turned over to the Company along with all other subscription documents relating to such check. Any check received that is made payable to a party other than the Escrow Agent shall be returned to the Company for return to the proper party. The Company in its sole and absolute discretion may reject any subscription for Shares for any reason and upon such rejection it shall notify and instruct the Escrow Agent in writing to return the Escrowed Funds by check made payable to the Subscriber.

                  2. INVESTMENT OF ESCROWED FUNDS. Upon collection of each check by the Escrow Agent, the Escrow Agent shall invest the accepted Subscription Funds (following their acceptance by the Escrow Agent, the "Escrowed Funds") in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or such other investments as the Escrow Agent and the Company shall agree. The Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, and the Escrow Agent shall adhere to such instructions. Unless and until otherwise instructed by the Company, the Escrow Agent shall by means of a "sweep" or other automatic investment program invest the Escrowed Funds in blocks of $10,000 in federal


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funds. Interest and other earnings shall start accruing on such funds as soon as such funds would be deemed to be available for access under applicable banking laws and pursuant to the Escrow Agent's own banking policies.

         3. DISTRIBUTION OF ESCROWED FUNDS. The Escrow Agent shall distribute the Escrowed Funds in the amounts, at the times, and upon the conditions hereinafter set forth in this Agreement.

         (a) If at any time on or prior to the Expiration Date of the Offering (as defined in the Prospectus), (i) the Escrow Agent has certified to the Company in writing that the Escrow Agent has received at least $4,500,000 in Escrowed Funds, and (ii) the Escrow Agent has received written confirmation from the President or the Chairman of the Board of Directors of the Company that all other conditions to the release of funds as described in the Prospectus with respect to the Minimum Offering have been met, then, upon the direction of the Company, the Escrow Agent shall deliver the Escrowed Funds to the Company in the manner specified by the Company. If, however, any portion of the Escrowed Funds are not collected funds, then the Escrow Agent shall notify the Company of such fact and shall distribute such funds to the Company only after such funds become collected funds. For purposes of this Agreement, "collected funds" shall mean all funds received by the Escrow Agent which have cleared the normal bank collection process and are available to the Escrow Agent hereunder.

         (b) If the Escrowed Funds do not, on or prior to the Closing Date, become deliverable to the Company based on failure to meet the conditions described in Paragraph 3(a), or if the Company terminates the Offering without completing the Subscriptions received and accepted, at any time prior to the Closing Date and delivers written notice to the Escrow Agent of such termination, then the Escrow Agent shall return the collected Escrowed Funds to Subscribers whose Subscription Agreements and Subscription Funds were accepted by the Company, in amounts equal to the Subscription Funds paid by each of them, plus interest earned thereon divided amongst the Subscribers according to the number of Shares subscribed and the amount of time the Subscriber's Subscription Funds have been held in escrow by the Escrow Agent.

         The specific allocation of interest and net profits attributable to each Subscriber shall be determined by the Escrow Agent as follows: each Subscriber's allocated share of earnings on the Escrowed Funds, after deducting the Escrow Agent's fees hereunder, if any, shall be that fraction (i) the numerator of which is equal to (x) the amount of each Subscriber's accepted Subscription Funds multiplied by (y) the number of days between the date that the Escrow Agent collected such funds and the date of the Offering's termination (with respect to each Subscriber, the Subscriber's "Time Subscription Factor"), and (ii) the denominator of which is equal to the aggregate Time Subscription Factors of all Subscriber's depositing Escrowed Funds in the Escrow Account.

         All Subscription Funds which have been delivered to the Escrow Agent by the Company but which have not been collected shall first be collected by the Escrow Agent


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and subsequently returned to the respective Subscribers without interest. The
Company is aware and understands that, until it becomes entitled to receive the Escrowed Funds, as described in Section 3(a) hereof, the Company is not entitled to any Escrow Funds, and that no amounts deposited in the Escrow Account shall become the property of, or become subject to the debts of, the Company or any other entity.

         4. FEE OF ESCROW AGENT. The Escrow Agent will accrue a service charge of $15.00 per each month that it holds Escrowed Funds. In addition, a $20.00 per check fee will be charged if the Escrow Account has to be refunded due to a failure to complete the Offering. The Escrow Agent is hereby authorized to deduct such fees from the Escrowed Funds prior to any release thereof pursuant to Section 3 hereof.

         5.       LIABILITY OF ESCROW AGENT.

         (a) In performing any of its duties under the Agreement or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses or expenses which it may incur as a result of any action or failure to act by the Escrow Agent that is taken or omitted to be taken in good faith by the Escrow Agent; provided, however, that the Escrow Agent shall be liable for damages arising out of its willful misconduct, gross negligence or breach of this Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Company which is given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, if the Escrow Agent shall in good faith believe such document to be genuine, to have been signed or presented by a proper person or persons, and that is consistent with the provisions of this Agreement.

         (b) The Company agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be incurred by the Escrow Agent in connection with its acceptance of this appointment as Escrow Agent or the performance of its duties hereunder, including, without limitation, any litigation arising from this Escrow Agreement or involving the subject matter thereof; provided, however, that that if the Escrow Agent shall be found guilty of breaching this Agreement or engaging in willful misconduct or gross negligence in connection herewith, then the Escrow agent shall bear all such losses, claims, damages and expenses.

         (c) If a dispute arises between any of the parties hereto which, in the opinion of the Escrow Agent, is sufficient to justify its doing so, the Escrow Agent shall retain legal counsel of its choice as it reasonably may deem necessary to advise it concerning its obligations hereunder and to represent it in any litigation to which it may be a party by


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reason of this Agreement. The Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, and to file such legal proceedings as it deems appropriate, and shall thereupon by discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction thereof. In connection with such dispute, the Company shall indemnify the Escrow Agent against its court costs and reasonable attorney's fees incurred.

         (d)      The Escrow Agent may resign at any time upon giving thirty
(30) days written notice to the Company. If a successor escrow agent is not appointed by the Company within thirty (30) days after notice of resignation, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent, and the Escrow Agent herein shall be fully relieved of all liability under this Agreement to any and all parties upon transfer of the Escrowed Funds and all related documentation thereto, including appropriate information to assist the successor escrow agent with the reporting of earnings of the Escrowed Funds to the appropriate state and federal agencies in accordance with the applicable state and federal income tax laws, to the successor escrow agent designated by the Company or appointed by a court.

         6. APPOINTMENT OF SUCCESSOR. The Company may, upon the delivery of thirty (30) days written notice appointing a successor escrow agent to the Escrow Agent, terminate the services of the Escrow Agent hereunder. In the event of such termination, the Escrow Agent shall immediately effect the transfer of the Escrowed Funds and all related documentation thereto, including appropriate information to assist the successor escrow agent with the reporting of earnings of the Escrowed Funds to the appropriate state and federal agencies in accordance with the applicable state and federal income tax laws, less any fees and expenses due to be paid to the Escrow Agent or required to be paid by the Escrow Agent to a third party pursuant to this Agreement.


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         7.       NOTICE. All notices, requests, demands and other
communications or deliveries required or permitted to be given hereunder shall be in writing and, in the case of notices, requests or demands made other than by facsimile, shall be deemed to have been duly given three (3) days after having been deposited for mailing if sent by registered mail, or certified mail return receipt requested, or delivery by courier, to the respective addresses set forth below:


IF TO THE SUBSCRIBERS FOR SHARES:                    To their respective
                                                     addresses as specified in
                                                     their Subscription
                                                     Agreements.

THE COMPANY:                                         Satilla Financial Services, Inc.
                                                     180 Mariners Drive
                                                     Kingsland, Georgia  31548
                                                     Attention: Rodney E. Bennett

                                                     Telephone: (912) 882-4775
                                                     Facsimile: (912) 882-1780

WITH A COPY TO:                                      Alston & Bird LLP
                                                     One Atlantic Center
                                                     1201 West Peachtree Street
                                                     Atlanta, Georgia  30309-3424
                                                     Attention: Ralph F. MacDonald, III

                                                     Telephone: (404) 881-7582
                                                     Facsimile: (404) 881-4777


THE ESCROW AGENT:                                    The Bankers Bank
                                                     2410 Paces Ferry Road
                                                     600 Paces Summit
                                                     Atlanta, GA 30339-4098
                                                     Attention: Mr. William R. Burkett


         8. REPRESENTATIONS OF THE COMPANY. The Company hereby acknowledges that the Escrow Agent shall have the duties and responsibilities stated herein, and the Company agrees it will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability in an investment in the Shares, or has approved, endorsed or passed upon the merits of the Shares. The Company shall not use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than disclosing the Agreement, the Escrow Agent's services hereunder, and the Escrow Agent's name and address to potential investors in the Offering.


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         9.       GENERAL.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         (c) This Agreement sets forth the entire agreement and understanding of the parties with regard to this escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

         (d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to require such performance at a later time. No waiver in any one or more instances by any part of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Agreement.

         (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (f) This Agreement shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreement or understanding between the parties except as herein expressly provided. The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

         (g) No interest in any part to this Agreement shall be assignable in the absence of a written agreement by and between all the parties to this Agreement, executed with the same formalities as this original Agreement.


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                            SATILLA FINANCIAL SERVICES, INC.

                                            By: /s/ Rodney E. Bennett
                                                ------------------------------
                                                Name:  Rodney E. Bennett
                                                Title: President and
                                                       Chief Executive Officer


                                            By: /s/ David L. Knox, Sr.
                                                ------------------------------
                                                Name:  David L. Knox, Sr.
                                                Title: Chairman


                                            THE BANKERS BANK

                                            By: /s/ William R. Burkett
                                                ------------------------------
                                                Name:  William R. Burkett
                                                Title: Senior Vice President



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